Exhibit 10.1

2025 EQUITY INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of this 2025 Equity Incentive Plan (the “Plan”) is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Applicable Laws: All laws, statutes, regulations, ordinances, rules or governmental requirements that are applicable to this Plan or any Award granted pursuant to this Plan, including but not limited to applicable laws of the People’s Republic of China, the United States and the Cayman Islands, and the rules and requirements of any applicable national securities exchange.

(b)	Act: The U.S. Securities Exchange Act of 1934, as amended, or any successor thereto.

(c)	Administrator shall have the meaning set forth in Section 4 hereof.

(d)	Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(e)	Award: An Option, Restricted Share or Restricted Share Unit award granted to a Participant pursuant to the Plan.

(f)	Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(g)	Board: The board of directors of the Company.

(h)	Change of Control: The occurrence of any of the following events:

(i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act) other than the Permitted Holders;

(ii) any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting share of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or

(iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

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(i)	Code: The U.S. Internal Revenue Code of 1986, as amended, or any successor thereto.

(j)	Company: PressLogic Inc., a company incorporated under the laws of the Cayman Islands.

(k)	Disability: Inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of not less than 90 consecutive days or (ii) such shorter period as the Administrator may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Administrator and a Participant (or his representative) shall furnish the Administrator with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Administrator.

(l)	Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.

(m)	Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is consultant to the Company or its Affiliates and (iii) a Participant’s services as an non-employee director, if the Participant is a non-employee member of the Board.

(n)	Founder: Cheung Ho Chak Ryan.

(o)	Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Administrator (or the Board in the case of a Board Requisite Grant (as defined below)) in good faith.

(p)	IPO: The initial public offering of the Shares on an internationally recognized securities exchange.

(q)	ISO: An Option that is also an incentive share option granted pursuant to Section 6(d) of the Plan.

(r)	Option: A share option granted pursuant to Section 6 of the Plan.

(s)	Participant: An employee, director or consultant who is selected by the Administrator or the Board to participate in the Plan.

(t)	Permitted Holder: means, as of the date of determination, (i) the Company, (ii) any employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company, or (iii) the Founder,

(u)	Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(v)	Plan: This 2025 Equity Incentive Plan.

(w)	Restricted Share: a Share awarded to a Participant pursuant to Section 7 that is subject to certain restrictions and may be subject to risk of forfeiture.

(x)	Restricted Share Unit: means an Award granted pursuant to Section 8.

(y)	Shares: Ordinary Shares of the Company, par value US$0.0001 per share.

(z)	Subsidiary: A corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company.

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3.	Shares Subject to the Plan

The maximum total number of Shares which may be issued under the Plan shall initially be 2,618,841. The Shares may consist, in whole or in part, of authorized and issued or unissued Shares or Shares purchased on the open market (if any). The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan.

4.	Administration

The Plan shall be administered by the Chief Executive Officer of the Company, being the Founder as at the Effective Date (the “Administrator”) except in connection with any Board Requisite Grant which shall be subject to approval by the Board. For the avoidance of doubt and notwithstanding anything to the contrary in the Plan, the adoption, amendment, general implementation or termination of the Plan and any determinations regarding the Board Requisite Grant (as defined below) shall require the approval of the Board. Awards may, in the discretion of the Administrator (except in connection with a Board Requisite Grant), be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its subsidiaries or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Administrator is authorized to interpret the Plan, to establish, amend and rescind any terms and conditions of grant pursuant to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. Any decision of the Administrator in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Administrator shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions but excluding the Mandatory IPO Vesting Condition (as defined below)), except that any grant of Award to a Participant representing in aggregate 1% or more (whether by way of one or more grants) of the total issued Shares of the Company (calculated on a fully-diluted basis) shall require the approval of the Board (“Board Requisite Grant”). The Administrator shall require payment of any amount it may determine to be necessary to withhold for any applicable taxes as a result of the exercise, grant or vesting of an Award. Unless the Administrator specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

5.	Limitations

Notwithstanding anything to the contrary under the Plan or any Award agreement, any Award granted pursuant to the Plan or any Award agreement shall only vest after completion of the IPO of the Company’s Shares (“Mandatory IPO Vesting Condition”). No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.	Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Administrator, non-qualified or incentive share options for U.S. federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Administrator shall determine:

(a)	Exercise Price. Provided that the exercise price per Share shall not be less than the par value of any such Shares, the exercise price per Share subject to an Option shall be determined by the Administrator and set forth in the Award agreement which may be a fixed price or a variable price related to the Fair Market Value of the Shares.

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as provided for under the Plan and in the relevant Award agreement which will be determined by the Administrator (other than in connection with a Board Requisite Grant), but in no event shall an Option be exercisable more than ten years after the date it is granted.

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(c)	Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Administrator, in Shares having a Fair Market Value equal to the aggregate exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Administrator; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Administrator in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Administrator and subject to the other requirements and conditions set forth above in (ii), partly in Shares or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Administrator pursuant to the Plan.

(d)	ISOs. The Administrator may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the exercise price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified share options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified share option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified share options. In no event shall any member of the Administrator, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)	Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Administrator, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7.	Terms and Conditions of Restricted Shares

(a)	Grant of Restricted Shares. The Administrator, at any time and from time to time, may grant Restricted Shares to Participants as the Administrator, in its sole discretion, shall determine except for any Board Requisite Grant. The Administrator, in its sole discretion, shall determine the number of Restricted Shares to be granted to each Participant, except in connection with a Board Requisite Grant.

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(b)	Restricted Shares Award Agreement. Subject to the terms and conditions of the Plan, each Award of Restricted Shares shall be evidenced by an Award agreement that shall specify the period of restriction, the number of Restricted Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine, except in connection with a Board Requisite Grant. Unless the Administrator determines otherwise, Restricted Shares shall be held by the Company as escrow agent until the restrictions on such Restricted Shares have lapsed.

(c)	Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Shares or the right to receive dividends on the Restricted Shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

(d)	Forfeiture/Repurchase. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions (including but not limited to transferability restrictions) shall be forfeited or repurchased in accordance with the Award agreement; provided, however, the Administrator may (a) provide in any Restricted Share Award agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Shares.

(e)	Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

(f)	Removal of Restrictions. Except as otherwise provided in this Section 7, Restricted Shares granted under the Plan shall be released from escrow as soon as practicable after the last day of the period of restriction. The Administrator, in its discretion, may, except in connection with a Board Requisite Grant, accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7(e) removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to applicable legal restrictions. The Administrator (in its discretion) may, except in connection with a Board Requisite Grant, establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

8.	Terms and Conditions of Restricted Share Units

(a)	Grant of Restricted Share Units. The Administrator, at any time and from time to time, may grant Restricted Share Units to Participants as the Administrator, in its sole discretion, shall determine, except for any Board Requisite Grant. The Administrator, in its sole discretion, shall determine the number of Restricted Share Units to be granted to each Participant, except in connection with a Board Requisite Grant.

(b)	Restricted Share Units Award Agreement. Subject to the terms and conditions of the Plan, each Award of Restricted Share Units shall be evidenced by an Award agreement that shall specify any vesting conditions, the number of Restricted Share Units granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine, except in connection with a Board Requisite Grant.

(c)	Form and Timing of Payment of Restricted Share Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable. Upon vesting, the Administrator, in its sole discretion (except in connection with a Board Requisite Grant), may pay Restricted Share Units in the form of cash, Shares or a combination thereof.

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(d)	Forfeiture/Repurchase. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Share Units that are at that time unvested shall be forfeited or repurchased in accordance with the Award agreement; provided, however, the Administrator may (a) provide in any Restricted Share Unit Award agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Share Units.

9.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)	Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Administrator in its sole discretion (except in connection with a Board Requisite Grant) and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards may be granted during a calendar year to any Participant, (iii) the exercise price of any Award and/or (iv) any other affected terms of such Awards.

(b)	Change of Control. In the event of a Change of Control after the Effective Date, (i) if determined by the Administrator in the applicable Award agreement or otherwise, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change of Control and (ii) the Administrator may, but shall not be obligated to, (A) cancel such Awards for fair value (as determined in the sole discretion of the Administrator, except in connection with a Board Requisite Grant) which, in the case of Options, may equal the excess, if any, of value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Options (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options) over the aggregate exercise price of such Options, (B) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Administrator in its sole discretion (except in connection with a Board Requisite Grant) or (C) provide that for a period of at least 15 days prior to the Change of Control, such Options shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change of Control, such Options shall terminate and be of no further force and effect.

10.	No Right to Employment or Awards, No Shareholders Rights

The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the Employment of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

No Award gives the Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

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11.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, Administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	Nontransferability of Awards

Unless otherwise determined by the Board, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

Notwithstanding the foregoing, no provision herein shall prevent or forbid transfers by will, by the laws of descent and distribution, to a trust that was established solely for tax planning purposes and not for purposes of profit or commercial activity or, to one or more “family members” (as such term is defined in SEC Rule 701 promulgated under the Securities Act of 1933, as amended) by gift or pursuant to a qualified domestic relations order.

13.	Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, in each case only to the extent such approval is required by the principal national securities exchange on which the Shares are listed or admitted to trading, or (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Administrator may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of any Applicable Laws.

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Administrator determines necessary or appropriate to comply with the requirements of Section 409A of the Code.

14.	Multiple Jurisdictions

In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Administrator may, in its sole discretion, provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom applicable in the jurisdiction in which the Participant resides or is employed, except in connection with a Board Requisite Grant which shall require the approval of the Board. Moreover, the Administrator may approve such supplements to, amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall increase the Share limitation contained in Section 3 hereof. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted that would violate any Applicable Laws.

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15.	Distribution of Shares

The obligation of the Company to make payments in Shares pursuant to an Award shall be subject to all Applicable Laws and to any such approvals by government agencies as may be required. Additionally, in the discretion of the Administrator, American depositary shares, or ADSs, may be distributed in lieu of Shares in settlement of any Award (except in connection with any Board Requisite Grant), provided that the ADSs shall be of equal value to the Shares that would have otherwise been distributed. If the number of Shares represented by an ADS is other than on a one-to-one basis, the limitations contained in Section 3 shall be adjusted to reflect the distribution of ADSs in lieu of Shares.

16.	Taxes

No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under any Applicable Laws, in particular, the tax laws, rules, regulations and government orders of the People’s Republic of China or the U.S. federal, state or other local tax laws, as applicable. The Company and each of its Subsidiaries shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s payroll tax obligations, if any) required to be withheld under any Applicable Laws with respect to any Award issued to the Participant hereunder. The Administrator may, except in connection with any Board Requisite Grant, in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and other income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Administrator, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and other income tax any payroll tax purposes that are applicable to such taxable income.

17.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of New York, United States.

18.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date and shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 13 hereof.

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